UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
1934

Date of Report: July 23, 2003

Commission File Number: 000-26041

F5 Networks, Inc.

(Exact name of registrant as specified in its chapter)

Washington (State or other jurisdiction of incorporation or organization)	91-1714307 (I.R.S Employer Identification No.)

401 Elliott Avenue West
Seattle, WA 98119
(Address of principal executive offices and zip code)

(206) 272-5555
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 2. Acquisition or Disposition of Assets

Our original Form 8-K, dated July 23, 2003, was filed to announce our acquisition of uRoam, Inc. The purpose of this Form 8-K/A is to provide the financial statements of uRoam, Inc. required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K. This information was excluded from the original filing in reliance upon item 7(a)(4) of Form 8-K. On July 23, 2003, we acquired substantially all of the assets and assumed certain liabilities of uRoam, Inc. and its subsidiaries for cash of $25.0 million. We also incurred $2.4 million of direct transaction costs for a total purchase price of $27.4 million. We accounted for the acquisition under the purchase method in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (SFAS No. 141). The purchase price allocation is based upon our estimates of the fair value of the assets acquired and liabilities assumed as of the acquisition date.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired

On October 1, 2002 uRoam, Inc., originally doing business as Filanet Corporation (Filanet), purchased uRoam Acquisition Corporation (formerly uRoam, Inc.). In December 2002, uRoam, Inc. discontinued the operations formerly conducted by Filanet and changed its name to uRoam, Inc. See Exhibit 99.1 for the audited consolidated financial statements of uRoam, Inc. (formerly Filanet) for the year ended December 31, 2002 and Exhibit 99.2 for the unaudited consolidated financial statements of uRoam, Inc. for the six months ended June 30, 2003 and 2002. We have also included on Exhibit 99.3 the financial statements of uRoam Acquisition Corporation for the nine months ended September 30, 2002 to provide a complete year of financial results for the acquired business.

(b) Pro forma financial information

The following unaudited pro forma condensed combined consolidated financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of F5 Networks, Inc. (F5 Networks) and uRoam, Inc. (uRoam). Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated balance sheet has been prepared to reflect the acquisition as if the acquisition of certain assets and assumption of certain liabilities had occurred on June 30, 2003. The unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2002 and for the nine months ended June 30, 2003 have been prepared to reflect the acquisition as if the acquisition occurred on October 1, 2001.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2002 combines the consolidated statement of operations of F5 Networks for the fiscal year ended September 30, 2002 with uRoam’s consolidated statement of operations for the calendar year ended December 31, 2002 and with uRoam Acquisition Corporation’s statement of operations for the nine months ended September 30, 2002. We have included the nine month period of uRoam Acquisition Corporation to present a complete year of financial results for comparative pro forma reporting purposes.

The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended June 30, 2003 combines the unaudited consolidated statement of operations of F5 Networks for the nine months ended June 30, 2003 with uRoam’s unaudited statement of operations for the nine months ended June 30, 2003. As a result of different fiscal year ends, uRoam’s results of operations for the three months ended December 31, 2002 were combined with the results of operations for the six months ended June 30, 2003 to conform to the nine month period presented for F5 Networks. uRoam's net revenues and loss from continuing operations totalled $0.1 million and $1.3 million, respectively, for the three months ended December 31, 2002.

The unaudited pro forma condensed combined consolidated financial information is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma information, which is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods.

F5 Networks, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2003
(in thousands)

			Pro Forma
	F5 Networks	uRoam	Adjustments		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$18,998	$25	$(10,398)	(A1)	$8,625
Short-term investments	45,166	—	(12,000)	(A1)	33,166
Accounts receivable, net	20,372	389	(54)	(A2)	20,707
Inventories	667	—	—		667
Other current assets	4,373	152	(152)	(A3)	4,373

Total current assets	89,576	566	(22,604)		67,538

Restricted cash	6,000	—	—		6,000
Property and equipment, net	10,495	4	—		10,499
Long-term investments	32,680	—	(5,000)	(A1)	27,680
Goodwill	—	1,322	22,866	(A4)	24,188
Other assets, net	1,033	1,235	1,765	(A5)	4,033

Total assets	$139,784	$3,127	$(2,973)		$139,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,896	$354	$(354)	(A6)	$3,896
Short-term debt and capital lease obligations	—	11,118	(11,118)	(A7)	—
Accrued liabilities	12,728	2,167	(2,138)	(A8)	12,757
Deferred revenue	17,423	142	(17)	(A9)	17,548

Total current liabilities	34,047	13,781	(13,627)		34,201

Long-term liabilities	1,506	—	—		1,506
Commitments and contingencies
Redeemable convertible preferred stock	—	15,940	(15,940)	(A10)	—
Shareholders’ equity
Common stock	137,647	25,584	(25,584)	(A10)	137,647
Stockholders receivables	—	(37)	37	(A10)	—
Accumulated other comprehensive loss	(582)	—	—		(582)
Unearned compensation	(16)	—	—		(16)
Accumulated deficit	(32,818)	(52,141)	52,141	(A10)	(32,818)

Total shareholders’ equity	104,231	(26,594)	26,594		104,231

Total liabilities and shareholders’ equity	$139,784	$3,127	$(2,973)		$139,938

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

F5 Networks Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the Year Ended September 30, 2002
(in thousands, except per share amounts)

		uRoam

		uRoam	uRoam, Inc.
		Acquisition	(Formerly	Pro Forma
	F5 Networks	Corporation	Filanet)	Adjustments		Pro Forma

Net revenues	$108,266	$301	$100	$—		$108,667
Cost of net revenues	30,479	27	3	600	(A11)	31,109

Gross profit	77,787	274	97	(600)		77,558
Operating expenses
Selling, general and administrative	65,626	440	1,094	—		67,160
Research and development	17,985	799	790	—		19,574
Restructuring charges	3,274	—	—	—		3,274
Amortization of unearned compensation	443	9	—	—		452

Total	87,328	1,248	1,884	—		90,460

Loss from operations	(9,541)	(974)	(1,787)	—		(12,902)
Other income (expense), net	1,420	(79)	(248)	(299)	(A12)	794

Loss before income taxes	(8,121)	(1,053)	(2,035)	(899)		(12,108)
Provision for income taxes	489	—	—	—		489

Net loss*	$(8,610)	$(1,053)	$(2,035)	$(899)		$(12,597)

Net loss per share – basic	$(0.34)					$(0.50)

Weighted average shares – basic	25,323					25,323

Net loss per share – diluted	$(0.34)					$(0.50)

Weighted average shares – diluted	25,323					25,323

*	The loss reported for uRoam, Inc. (formerly Filanet) is the net loss from continuing operations.

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

F5 Networks, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the Nine Months Ended June 30, 2003
(in thousands, except per share amounts)

			Pro Forma
	F5 Networks	uRoam	Adjustments		Pro Forma

Net revenues	$84,262	$969	$—		$85,231
Cost of net revenues	19,477	58	450	(A11)	19,985

Gross profit	64,785	911	(450)		65,246

Operating expenses
Selling, general and administrative	48,463	3,113	—		51,576
Research and development	14,091	2,148	—		16,239
Amortization of unearned compensation	77	—	—		77

Total	62,631	5,261	—		67,892

Income (loss) from operations	2,154	(4,350)	—		(2,646)
Other income (expense), net	1,126	(546)	175	(A12)	755

Income (loss) before income taxes	3,280	(4,896)	(275)		(1,891)
Provision for income taxes	546	—	—		546

Net income (loss)*	$2,734	$(4,896)	$(275)		$(2,437)

Net income (loss) per share – basic	$0.10				$(0.09)

Weighted average shares – basic	26,227				26,227

Net income (loss) per share – diluted	$0.10				$(0.09)

Weighted average shares – diluted	27,525				26,227

*	The loss reported for uRoam is the net loss from continuing operations.

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

F5 NETWORKS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Unaudited Pro Forma Presentation

On July 23, 2003, we acquired substantially all of the assets and assumed certain liabilities of uRoam, Inc. and its subsidiaries (uRoam) for cash of $25.0 million. We also incurred $2.4 million of direct transaction costs for a total purchase price of $27.4 million. We have hired substantially all of uRoam’s 20 employees consisting of product development, sales and service personnel. uRoam’s FirePasstm server is a comprehensive remote access product that enables users to access applications in a secure fashion using industry standard Secured Socket Layer (SSL) technology. The acquisition of uRoam is intended to allow us to quickly enter the SSL Virtual Private Network (VPN) market, broaden our customer base and augment our existing product line.

The unaudited pro forma condensed combined consolidated financial information has been prepared to give effect to the acquisition, accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (SFAS No. 141). The purchase price allocation is based on management’s best estimate of the fair value of the assets acquired and liabilities assumed, which, based on facts and circumstances are subject to change.

As a result of different fiscal year ends of F5 Networks and uRoam, financial information has been combined for different periods in the pro forma financial information. The unaudited pro forma condensed combined consolidated balance sheet has been prepared to reflect the acquisition as if the acquisition of certain assets and assumption of certain liabilities had occurred on June 30, 2003. The unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2002 and for the nine months ended June 30, 2003 have been prepared to reflect the acquisition as if the acquisition occurred on October 1, 2001. Certain reclassifications have been made to conform uRoam’s historical and pro forma amounts to F5 Network’s financial statement presentation.

2. Acquisition by F5 Networks

We accounted for the acquisition under the purchase method of accounting in accordance with SFAS No. 141. Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. The fair value assigned to the tangible and intangible assets acquired and liabilities assumed are based on estimates and assumptions provided by management, and other information compiled by management, including an independent valuation, prepared by an independent valuation specialist that utilizes established valuation techniques appropriate for the technology industry. The purchase price allocation is as follows (in thousands):

Assets acquired
Accounts receivable, net	$335
Property and equipment	4
Developed technology	3,000
Goodwill	24,188

Total assets acquired	27,527

Liabilities assumed
Accrued liabilities	(29)
Deferred revenue	(125)

Total liabilities assumed	(154)

Net assets acquired	$27,373

To determine the value of the developed technology, a combination of cost and market approaches were used. The cost approach required an estimation of the costs required to reproduce the acquired technology. The market approach measures the fair value of the technology through an analysis of recent comparable transactions. The $3.0

F5 NETWORKS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

million allocated to developed technology will be amortized on a straight-line basis over an estimated useful life of five years. The $24.2 million allocated to goodwill will not be amortized but will be subject to at least an annual impairment test under the requirements of Statement of Financial Accounting Standards No. 142 “Goodwill and other Intangible Assets.”

3. Pro Forma Adjustments

The unaudited pro forma adjustments reflect those matters that are a direct result of the transaction, which are factually supportable and, for pro forma adjustments to the pro forma condensed combined consolidated statements of operations, are expected to have continuing impact. The unaudited pro forma adjustments are as follows (in thousands):

(A1) F5 Networks funded the purchase of the net assets acquired with the payment of cash and cash equivalents of $10,373, short-term investments of $12,000 and long-term investments of $5,000. Additionally uRoam’s cash of $25 was not acquired and has been eliminated.

(A2) Accounts receivable, net have been recorded at estimated net realizable value, which approximates fair value. Accordingly, the carrying value of uRoam’s accounts receivable of $389 has been reduced by $54 to reflect amounts that were not considered to be realizable.

(A3) uRoam’s other current assets of $152 were not acquired and have been eliminated.

(A4) Goodwill represents the residual of purchase cost, including direct costs relating to the acquisition, over the fair value of net assets acquired. Goodwill recorded in the uRoam acquisition totaled $24,188. The pro forma adjustment of $22,866 is net of uRoam’s recorded goodwill of $1,322, which was not acquired and has been eliminated.

(A5) Other assets, net includes purchased technology of $3,000 acquired in the acquisition, net of uRoam’s other assets of $1,235, which were not acquired and have been eliminated.

(A6) uRoam’s accounts payable of $354 were not assumed in the acquisition and have been eliminated.

(A7) uRoam’s short-term debt and capital lease obligations of $11,118 were not assumed in the acquisition and have been eliminated.

(A8) F5 Networks assumed $29 of uRoam’s accrued liabilities which have been recorded at fair value. uRoam accrued liabilities of $2,138 were not assumed in the acquisition and have been eliminated.

(A9) The carrying value of uRoam’s deferred revenue of $142 has been reduced by $17 to reflect the estimated fair value of F5 Networks future performance obligations.

(A10) uRoam’s redeemable convertible preferred stock and stockholder’s equity balances have been eliminated.

(A11) Cost of net revenues has been increased by $600 and $450 for the year ended September 30, 2002 and the nine months ended June 30, 2003, respectively. The increase reflects additional amortization of developed technology acquired in the acquisition. The developed technology of $3,000 has an estimated useful life of five years and has been reflected as if the acquisition occurred on October 1, 2001.

(A12) For the year ended September 30, 2002 and the nine months ended June 30, 2003 other income (expense), net has been adjusted to eliminate $626 and $371, respectively. The decrease reflects the historical interest income that was earned on cash held by F5 Networks that was used to fund the acquisition. Additionally, other income (expense), net has been adjusted to eliminate $327 and $546 for the same respective periods for historical interest expense on uRoam’s short-term debt and capital lease obligations.

(c) Exhibits

Exhibit
Number	Exhibit Description

99.1	uRoam, Inc. and Subsidiaries (formerly Filanet Corporation) consolidated financial statements as of and for the year ended December 31, 2002.

99.2	uRoam, Inc and Subsidiaries (formerly Filanet Corporation) unaudited consolidated financial statements as of June 30, 2003 and for the six months ended June 30, 2003 and 2002.

99.3	uRoam Acquisition Corporation (formerly uRoam, Inc.) financial statements as of and for the nine months ended September 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 12th day of September, 2003.

F5 NETWORKS, INC

By:	/s/ John McAdam John McAdam Chief Executive Officer and President

By:	/s/ Steven B. Coburn Steven B. Coburn Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	uRoam, Inc. and Subsidiaries (formerly Filanet Corporation) consolidated financial statements as of and for the year ended December 31, 2002.

99.2	uRoam, Inc and Subsidiaries (formerly Filanet Corporation) unaudited consolidated financial statements as of June 30, 2003 and for the six months ended June 30, 2003 and 2002.

99.3	uRoam Acquisition Corporation (formerly uRoam, Inc.) financial statements as of and for the nine months ended September 30, 2002.